Trans Financial, Inc.

                           ANNUAL REPORT ON FORM 10-K
                      For the Year Ended December 31, 1996


                                   Exhibit 99

Annual Report on Form 11-K for the Trans Financial, Inc. Savings Investment Plan

--------------------------------------------------------------------------------
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
--------------------------------------------------------------------------------
                             Washington, D.C. 20549


                                    Form 11-K


 Annual Report Pursuant to Section 15(d) of The Securities Exchange Act of 1934




For the fiscal year ended December 31, 1996       Commission File Number 0-13030
                          -----------------                               ------




                 TRANS FINANCIAL, INC., SAVINGS INVESTMENT PLAN
                              (Exact name of plan)





                              Trans Financial, Inc.
                      (Exact name of issuer of securities)

                              500 East Main Street
                             Bowling Green, KY 42101

                                    SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Trans Financial, Inc. Savings Investment Plan
                                                 (Name of Plan)


                       Trans Financial Inc., Trustee



                       By:   /s/ Roger E. Lundin
                                 Roger E. Lundin
                              Senior Vice President
                              and Plan Administrator

                               Date: June 25, 1997

                              TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

                       Financial Statements and Schedules

                           December 31, 1996 and 1995

                    With Independent Auditors' Report Thereon

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             SAVINGS INVESTMENT PLAN

                          Index to Financial Statements
                                  and Schedules

                                                                        Page(s)

Independent Auditors' Report                                                 5

Statements of Net Assets Available for Benefits With Fund Information
    as of December 31, 1996 and 1995                                     7 - 10

Statements of Changes in Net Assets Available for Benefits With Fund
    Information for the years ended December 31, 1996 and 1995          11 - 14

Notes to Financial Statements                                           15 - 22


                                                                    Schedule(s)

Item 27a - Schedule of Assets Held for Investment Purposes -
    December 31, 1996                                                     A

Item 27d - Schedule of Reportable Transactions - Year ended
    December 31, 1996                                                     D



Other schedules as required by Items 27(b), (c),(e) and (f) of Form 5500 have been omitted because they are not applicable.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------










                          Independent Auditors' Report


The Plan Committee
Trans Financial, Inc.
   Savings Investment Plan:

We have audited the accompanying statements of net assets available for benefits of the Trans Financial, Inc. Savings Investment Plan (Plan) as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1996 and 1995, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Assets Held for Investment Purposes and Reportable Transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                      /s/ KPMG Peat Marwick LLP

KPMG Peat Marwick LLP
Louisville, Kentucky
June 9, 1997

                        (This page intended to be blank)



                              TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

      Statement of Net Assets Available for Benefits With Fund Information

                                December 31, 1996

                                Non-Participant
                                    Directed                             Participant Directed
                                    Employer       Employer        Money                                   Growth
           Assets                     Stock          Stock        Market         Bond         Managed       Value
           ------                     -----          -----        ------         ----         -------       -----
Investments, at fair value:
     Trans Financial, Inc.
        Common Stock           $    4,419,400      4,168,570           -              -              -            -
     Mutual funds                          -              -            -         287,895        944,448    1,915,780
     Pooled separate accounts              -              -            -              -              -            -
     General account                       -              -            -              -              -            -
     Cash equivalents                 103,249         69,452      436,680              7        105,704           99
                                   ----------    -----------   ----------    -----------    -----------  -----------
                                    4,522,649      4,238,022      436,680        287,902      1,050,152    1,915,879

Accrued investment income                 234            158        1,873          1,519          2,970           58
Payable to employer                   (43,666)            -            -              -              -            -
Interfund receivable (payable)             -          21,953       (4,128)           273        (36,574)      12,063
Other assets                               -              -            -              -              -            -
                                   ----------    -----------   ----------    -----------    -----------  ----------

Net assets available for
   benefits                    $    4,479,217      4,260,133      434,425        289,694      1,016,548    1,928,000
                                   ==========    ===========   ==========    ===========    ===========  ===========

--------------------------------------------------------------------------------
See accompanying notes to financial statements.
--------------------------------------------------------------------------------


                             TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

      Statement of Net Assets Available for Benefits With Fund Information
                                   (Continued)
                                December 31, 1996


                                           Participant Directed
                                    Aggressive
                                     Growth I        Clearing         Aetna       Total
Investments,  at fair value:
    Trans Financial, Inc.
     Common stock ..............           --             --           --      8,587,970
     Mutual funds ..............    1,574,418             --           --      4,722,541
     Pooled separate funds .....           --             --      526,037        526,037
     General account ...........           --             --    1,009,141      1,009,141
     Cash equivalents ..........           74        102,128           --        817,393
                                    ----------     ---------   ----------    -----------
                                    1,574,492        102,128    1,535,178     15,663,082

     Accrued investment income .           84            528           --          7,424
     Payable to employer .......           --             --           --        (43,666)
     Interfund receivable(payable)      3,439          2,974           --             --
     Other assets ..............           --          2,035           --          2,035
                                    ---------      ---------   ----------    -----------

Net assets

available for benefits............  1,578,015       107,665     1,535,178     15,628,875
                                    =========     =========    ==========    ===========

--------------------------------------------------------------------------------
See accompanying notes to financial statements.
--------------------------------------------------------------------------------


                              TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

      Statement of Net Assets Available for Benefits With Fund Information

                                December 31, 1995



                                 Non-Participant
                                    Directed                             Participant Directed
                                    Employer       Employer                     Income
           Assets                     Stock          Stock        Income        Growth       Balanced      Growth
           ------                     -----          -----        ------        ------       --------      ------
Investments, at fair value:
     Trans Financial, Inc.
        Common Stock           $    3,103,777      3,361,325           -              -              -           -
     Mutual funds                          -              -        47,385        219,867      1,268,127     785,552
     Pooled separate accounts              -              -            -              -              -           -
     General account                       -              -            -              -              -           -
     Cash equivalents                   1,699          1,841        1,040         45,026         48,596     133,540
                                   ----------    -----------   ----------    -----------    -----------   ---------
                                    3,105,476      3,363,166       48,425        264,893      1,316,723     919,092

Accrued investment income                  63             69          249          2,596         14,919      12,383
Contribution receivable from
   employees                               -          26,544          434          1,947         17,610      17,823
Contribution receivable from
   employer                            22,971             -            -              -              -           -
Interfund receivable (payable)             -              -            -              -              -       39,913
Other assets                               -              -            -              -              -           -
                                   ----------    -----------   ----------    -----------    -----------   --------

Net assets available for
   benefits                    $    3,128,510      3,389,779       49,108        269,436      1,349,252     989,211
                                   ==========    ===========   ==========    ===========    ===========   =========

--------------------------------------------------------------------------------
See accompanying notes to financial statements.
--------------------------------------------------------------------------------


                              TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

      Statement of Net Assets Available for Benefits With Fund Information
                                   (Continued)
                                December 31, 1995



                                             Participant Directed
                                        Aggressive
                                       Growth II      Clearing      Aetna      Total
Investments, at fair value:
    Trans Financial, Inc.
      Common Stock .............           --             --           --      6,465,102
    Mutual funds  ..............      645,391             --           --      2,966,322
    Pooled separate accounts ...           --             --      667,202        667,202
    General account ............           --             --    1,462,687      1,462,687
    Cash equivalents ...........      116,440         52,017           --        400,199
                                      -------     ----------   ----------     ----------
                                      761,831         52,017    2,129,889     11,961,512

  Accrued investment income ....        9,785            234           --         40,298
  Contribution receivable from
   employees ...................       18,961             --           --         83,319
  Contribution receivable from
   employer ....................           --             --           --         22,971

  Interfund receivable (payable)           --        (39,913)          --
 Other assets ..................           --          2,834           --          2,834
                                      -------      ----------    --------     ----------


 Net assets available for
 benefits ....................        790,577         15,172    2,129,889     12,110,934
                                      =======     ==========   ==========     ==========

--------------------------------------------------------------------------------
See accompanying notes to financial statements.
--------------------------------------------------------------------------------


                              TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

 Statement of Changes in Net Assets Available for Benefits With Fund Information

                          Year ended December 31, 1996







                     Non-Participant
                        Directed                     Participant Directed
                        Employer     Employer                Income
                         Stock       Stock        Income     Growth     Balanced     Growth
Additions:
Dividends of Trans
Financial, Inc.
Common Stock .......    121,711     114,804        --          --            --           --
Interest and other
dividends ..........      2,735       1,839       258       1,098         4,314        1,892
Net realized and
unrealized
appreciation
(depreciation)
in fair value ......    993,474     916,581       192       1,485        19,815       15,837
Net gain from pooled
separate accounts ..         --          --        --          --            --           --
Contributions from
employer ...........    717,615          --        --          --            --           --
Contributions from
employees ..........         --     474,826        --          --            --           --
                     ----------  ---------- ---------    --------    ----------     --------
                      1,835,535   1,508,050       450       2,583        24,129       17,729

Deductions:
Benefits paid to
participants .......    484,828     666,003        --          --           337          404
                      ---------   ---------  --------    --------    ----------   ----------

Net increase
(decrease) prior to
interfund transfers   1,350,707     842,047       450       2,583        23,792       17,325
Interfund transfers        --        28,307   (49,558)   (272,019)   (1,373,044)  (1,006,536)
                     ----------   ---------  ---------   --------    ----------   ----------

Net increase
(decrease) .........  1,350,707     870,354   (49,108)   (269,436)   (1,349,252)    (989,211)
Net assets available
for benefits
at beginning of year  3,128,510   3,389,779    49,108     269,436     1,349,252      989,211
                     ----------  ----------  --------    --------    ----------     --------

Net assets available
for benefits
at end of year .....  4,479,217   4,260,133        --          --            --           --
                      =========   =========  =========   ========    ==========     ========

--------------------------------------------------------------------------------
See accompanying notes to financial statements.
--------------------------------------------------------------------------------

                             TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

 Statement of Changes in Net Assets Available for Benefits With Fund Information
                              (Continued)
                          Year ended December 31, 1996

                                              Participant Directed
                    Aggressive     Money                              Growth     Aggressive
                    Growth II      Market     Bond     Managed         Value       Growth I       Clearing     Aetna           Total
Additions:
Dividends of Trans
Financial, Inc. ....
Common Stock .......       --          --        --          --              --           --        --          --           236,515
Interest and other
dividends ..........      1,061      14,844    14,053      29,430           675          584    22,677      66,760           162,220
Net realized and
unrealized
appreciation
(depreciation)
in fair value ......     15,730          12    (2,648)     54,713       200,194      240,598        --          --         2,455,983
Net gain from pooled
 separate accounts.        --          --        --          --              --           --        --      88,521            88,521
Contributions from
employer ...........       --          --        --          --              --           --        --          --           717,615
Contributions from
employees ..........       --        40,991    64,297     185,748       440,841       417,181       --          --         1,623,884
                     ----------  ----------  --------  ----------    ----------     ---------  -------  ----------        ----------
                         16,791      55,847    75,702     269,891       641,710       658,363   22,677     155,281         5,284,738

Deductions:
Benefits paid to
participants .......         25      71,565    14,679      55,593        93,720       129,588  123,233     126,822         1,766,797
                     ----------  ----------  --------  ----------    ----------      --------  --------  ----------       ----------

Net increase
(decrease) prior to
interfund transfers      16,766     (15,718)   61,023     214,298       547,990       528,775 (100,556)     28,459         3,517,941
Interfund transfers    (807,343)    450,143   228,671     802,250     1,380,010     1,049,240  193,049    (623,170)               --
                     ----------  ----------  --------  ----------    ----------     --------- --------  ----------        ----------

Net increase
(decrease) .........   (790,577)    434,425   289,694   1,016,548     1,928,000     1,578,015   92,493    (594,711)        3,517,941
Net assets available
for benefits
at beginning of year    790,577        --        --          --              --            --   15,172   2,129,889        12,110,934
                     ----------  ----------  --------  ----------    ----------     --------- --------  ----------        ----------

Net assets available
for benefits
at end of year .....       --       434,425   289,694   1,016,548     1,928,000    1,578,015   107,665   1,535,178        15,628,875
                     ==========  ==========  ========  ==========    ==========    =========  ========  ==========        ==========

--------------------------------------------------------------------------------
See accompanying notes to financial statements.
--------------------------------------------------------------------------------


                              TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

 Statement of Changes in Net Assets Available for Benefits With Fund Information

                          Year ended December 31, 1995



                                                           Non-Participant
                                                                Directed                             Participant Directed
                                                               Employer       Employer               Income
                                                                 Stock          Stock     Income     Growth    Balanced    Growth

Additions:

      Dividends of Trans
        Financial, Inc.
        Common Stock ........................................     93,803     101,585        --          --        --        --
     Interest and other
        dividends ...........................................      3,087       3,345       3,067      12,162    72,590    41,156
     Net realized and
        unrealized appreciation
        (depreciation) in fair
        value ...............................................    686,548     743,518       2,504      23,872   145,257   110,863
     Net gain from pooled
        separate accounts ...................................       --          --          --          --        --        --
     Contributions from
        employer ............................................    666,730        --          --          --        --        --
     Contributions from
        employees ...........................................       --       703,028       6,604      32,634   247,218   281,636
                                                              ----------  ----------  ----------  ---------- --------- ---------
                                                               1,450,168   1,551,476      12,175      68,668   465,065   433,655

Deductions:
     Benefits paid to participants ..........................    151,661     349,091         825       5,391   100,394    72,091
                                                              ----------  ----------  ----------  ---------- --------- ---------

Net increase (decrease) prior to
   interfund transfers ......................................  1,298,507   1,202,385      11,350      63,277   364,671   361,564
Interfund transfers .........................................       --       (37,344)     (6,100)     24,032     9,761    11,804
                                                              ----------  ----------  ----------  ---------- --------- ---------

Net increase (decrease) .....................................  1,298,507   1,165,041       5,250      87,309   374,432   373,368
Net assets available for benefits
   at beginning of year .....................................  1,830,003   2,224,738      43,858     182,127   974,820   615,843
                                                              ----------  ----------  ----------  ---------- --------- ---------

Net assets available for benefits
at end of year ...........................................     3,128,510  3,389,779      49,108     269,436  1,349,252   989,211
                                                              ==========  ==========  ==========  ========== ========= =========


--------------------------------------------------------------------------------
See accompanying notes to financial statements.
--------------------------------------------------------------------------------


                              TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

 Statement of Changes in Net Assets Available for Benefits With Fund Information

                          Year ended December 31, 1995


                                                                               Participant Directed
                                                                  Aggressive
                                                                  Growth II   Clearing     Aetna     Total

Additions:
     Dividends of Trans
        Financial, Inc.
        Common Stock ........................................       --          --          --       195,388
     Interest and other
        dividends ...........................................     32,285       2,550      84,218     254,460
     Net realized and
     unrealized appreciation
     (depreciation) in fair
     value ..................................................     90,826        --          --     1,803,388
     Net gain from pooled
     separate accounts ......................................       --          --       131,256     131,256
     Contributions from
     employer ...............................................       --          --          --       666,730
     Contributions from
      employees .............................................    297,542        --          --     1,568,662
                                                              ----------     -------   ---------   ---------
                                                                 420,653       2,550     215,474   4,619,884



Deductions:
     Benefits paid to participants ..........................     43,140      15,283      48,377     786,253
                                                              ----------  ----------   ---------   ---------

Net increase(decrease)
prior to interfund
transfers ...................................................    377,513     (12,733)    167,097   3,833,631

Interfund transfers .........................................     (1,096)     (1,057)       --          --
                                                               ----------  ----------  ---------   ---------

Net increase (decrease) .....................................    376,417     (13,790)    167,097   3,833,631
Net assets available for
benefits at beginning
of year .....................................................    414,160      28,962   1,962,792   8,277,303
                                                                --------  ----------   ---------   ---------

Net assets available for
benefits at end of year .....................................    790,577      15,172   2,129,889  12,110,934
                                                                ========  ==========   =========   =========

--------------------------------------------------------------------------------
See accompanying notes to financial statements.
--------------------------------------------------------------------------------

                              TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

                        Notes to the Financial Statements

                     Years Ended December 31, 1996 and 1995



1.   Description of the Plan

       a. General

          The Trans Financial, Inc. Savings Investment Plan (Plan) is a contributory defined contribution plan which covers substantially all employees of Trans Financial, Inc. (the Company) and its subsidiaries whose compensation is not determined by collective bargaining.

          The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

          The Company  has  the  right  under  the  Plan  to   discontinue   all
              contributions at any time and terminate the Plan. In the event that the Plan is terminated, the net assets of the Plan will be distributed to participants in the amounts of the participants' account balances valued as of the termination date.

       b. Contributions

          The Plan is funded through employee contributions. During 1995, participants could elect to contribute from 1% to 10% of their compensation up to a maximum, as prescribed by the Internal Revenue Code, for any calendar year. The maximum contribution percentage was increased to 15% effective January 1, 1996. During 1995, participants could elect to invest in any of six available options in increments of 25%. Effective January 1, 1996, the investment options in mutual funds were changed to the Trans Adviser mutual funds. Participants may elect to invest in any of the five Trans Adviser funds in increments of 10%. Contributions made by participants are intended to qualify as cash or deferred arrangements under Section 401(k) of the Internal Revenue Code.

          The Company matches employee contributions up to 4% of the employee's salary. Employer contributions are invested, to the extent possible, in the Stock Fund.

                              TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

                        Notes to the Financial Statements



1.   Description of the Plan - Continued

       c. Participant Accounts

          Eachparticipant's account is credited with employee  contributions and employer contributions and an allocation of plan earnings and forfeitures of terminated participants' nonvested accounts. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

       d. Vesting and Benefit Payments

          All participants are fully vested in employee contributions and related earnings. Employees have a vested interest in the employer matching contribution and related earnings in accordance with the following schedule:

                           Years                                        Vested
                          of service                                percentage
                          ----------                                ----------
                         Less than 2                                      0%
                         2 but less than 3                               20%
                         3 but less than 4                               40%
                         4 but less than 5                               60%
                         5 but less than 6                               80%
                         6 or more                                      100%

          Upontermination of service, a participant may elect to receive the value of his or her account in a lump-sum distribution or periodic payments over a period not to exceed the life expectancy of the participant or his or her beneficiary.

          The foregoing   description   of  the  Plan   provides   only  general
              information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions. Copies are available from the Company.

                              TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

                        Notes to the Financial Statements



2.     Summary of Significant Accounting Policies

       a. Basis of Accounting

          The financial statements of the Plan are prepared under the accrual method of accounting. Certain prior year accounts have been reclassified to conform with 1996 classifications.

       b. Use of Estimates

          The preparation of financial  statements in conformity  with generally
              accepted   accounting   principles  requires  management  to  make
              estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       c. Investment Valuation and Income Recognition

          The Plan's investments are stated at fair value using quoted market prices and other data.

          Purchases and sales of securities are recorded on a trade-date  basis.
              Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend.

       d. Payments of Benefits

          Benefits are recorded when paid.

                              TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

                        Notes to the Financial Statements



3.     Investments

       The fair value of individual investments at December 31, 1996 and 1995 are summarized as follows:
                                                         December 31
                                                   ----------------------
                                                  1996                1995
                                                  ----                ----
Investments at fair value as determined by quoted market price:
Trans Financial, Inc. Common Stock          $ 8,587,970 (A)        6,465,102 (A)
Trans Adviser Money Market .......              817,393 (A)               --
Trans Adviser Intermediate Bond ..              761,809                   --
Trans Adviser Growth Value .......            2,386,314 (A)               --
Trans Adviser Aggressive Growth ..            1,574,418 (A)               --
Federated High Yield .............                   --              264,107
Fidelity Investment Grade Bond ...                   --              284,619
Fidelity Equity Growth ...........                   --              510,875
Fidelity Growth & Income .........                   --              293,029
Fidelity Blue Chip Growth ........                   --              420,524
Federated GNMA ...................                   --              128,673
Fidelity Overseas ................                   --              114,781
U.S. Govt. Sec. Fund 1-3 yrs .....                   --              226,513
U.S. Govt. Sec. Fund 2-5 yrs .....                   --              271,825
Fidelity Cap. Trust Capital
   Appreciation ..................                   --              451,376
Aetna Fixed Account ..............            1,009,141 (A)        1,462,687 (A)
Aetna Variable Fund ..............              305,033              357,990
Aetna Variable Encore Fund .......               17,584               24,218
Aetna Income Shares Fund .........               43,245               67,786
Aetna Investments Advisers Fund ..              155,709              196,806
TCI Growth Fund ..................                4,466               20,402
Cash equivalents .................                   --              400,199
                                            -----------        -------------
                                            $15,663,082           11,961,512
                                            ===========        =============

         (A) This investment individually represents 5% or more of net assets at year-end.

                              TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

                        Notes to the Financial Statements



4.   Pooled and General Accounts

     The pooled separate accounts maintained with Aetna Life Insurance and Annuity Company (Aetna) are valued at net asset value per share as determined by each fund. Net appreciation of the fair value of each account is reflected in the net asset value per share and included in investment income in the statements of changes in net assets available for benefits. The fixed account is a guaranteed interest account and is part of Aetna's general account. This account is stated at fair value.

     These accounts are maintained  separately  from other existing plan assets.
        Participants may make election changes among these accounts, but are not permitted to make any contributions to these accounts or transfers from these accounts to other plan assets. However, the trustee has the authority to transfer plan assets, in an amount determined at the trustee's discretion, from these accounts to other plan assets. Any amount transferred is then allocated to other plan assets based upon participant elections. During 1996 and 1995, the trustee transferred $623,170 and $0, respectively, from these accounts to other plan assets.

     The fund information for the pooled and general accounts maintained b Aetna as of and for the years ended December 31, 1996 and 1995 are summarized as follows:


                                        Participant Directed
                                                              Variable   Income   Investment      TCI
                                          Fixed    Variable    Encore    Shares   Advisors       Growth       Total

     December 31, 1996
Pooled separate
account .............................   $     --     305,033    17,584    43,245     155,709       4,466     526,037
General account .....................    1,009,141      --        --        --          --          --     1,009,141
                                        ----------   -------   -------   -------   ---------   ---------   ---------

                                        $1,009,141   305,033    17,584    43,245     155,709       4,466   1,535,178
                                        ==========   =======   =======   =======   =========   =========   =========
Units ...............................         --      10,807     1,270     2,424       7,901         365

December 31, 1995

Pooled separate
   account ..........................   $     --     357,990    24,218    67,786     196,806      20,402     667,202
General account .....................    1,462,687      --        --        --          --          --     1,462,687
                                        ----------   -------   -------   -------   ---------   ---------   ---------
                                        $1,462,687   357,990    24,218    67,786     196,806      20,402   2,129,889
                                        ==========   =======   =======   =======   =========   =========   =========
Units ...............................         --      15,518     1,812     3,870      11,306       1,568


                              TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

                        Notes to the Financial Statements



4.   Pooled and General Accounts - Continued

                                                      Participant Directed
                                                  Variable  Income  Investment   TCI
                            Fixed      Variable   Encore    Shares   Advisors   Growth     Total
Year ended
December 31, 1996

 Net gain from pooled
 separate accounts      $        --     65,332       715       247     21,810       417       88,521
Interest on general
   account ...........       66,760       --        --        --         --         --        66,760
Benefits paid to
   participants ......      (98,071)    (7,994)     --      (5,909)      (692)  (14,156)    (126,822)
Interfund transfers ..     (422,235)  (110,295)   (7,349)  (18,879)   (62,215)   (2,197)    (623,170)
Net assets at
   beginning of year .    1,462,687    357,990    24,218    67,786    196,806    20,402    2,129,889
                        -----------   --------   -------   -------   --------   -------   ----------
Net assets at end
   of year ...........  $ 1,009,141    305,033    17,584    43,245    155,709     4,466    1,535,178
                        ===========   ========   =======   =======   ========   =======   ==========

Year ended
   December 31, 1995

Net gain from pooled
   separate accounts $         --       83,393       872     9,074     38,449      (532)     131,256
Interest on general
   account ...........       84,218       --        --        --         --        --         84,218
Benefits paid to
   participants ......      (42,383)    (2,333)     --        --       (3,661)     --        (48,377)
Interfund transfers ..      (31,330)    (6,126)    3,448     3,448      9,626    20,934         --
Net assets at
   beginning of year .    1,452,182    283,056    19,898    55,264    152,392      --      1,962,792
                        -----------   --------   -------   -------   --------   -------   ----------
Net assets at end
   of year ...........  $ 1,462,687    357,990    24,218    67,786    196,806    20,402    2,129,889
                        ===========   ========   =======   =======   ========   =======   ==========


                              TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

                        Notes to the Financial Statements



5.   Income Tax Status

     The Internal Revenue Service has determined and informed the Company by a letter dated November 30, 1995, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

6.   Reconciliation of Financial Statements to Form 5500

     The Department of Labor requires that amounts allocated to accounts of persons who have elected to withdraw from the plan but have not yet been paid be reported as a liability on Form 5500. Under generally accepted accounting principles, these amounts are not accrued as a liability and are not included in distributions paid.

     The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                                December 31,
                                                             1996         1995
 Net assets available for benefits per the financial
  statements .....................................     $ 15,628,875   12,110,934
  Amounts allocated to
   withdrawing participants ......................         (373,448)   (425,876)
                                                       ------------  -----------
  Net assets available for benefits
  per the Form 5500 ..............................     $ 15,255,427   11,685,058
                                                       ============  ===========

The following is a reconciliation of benefits
paid to participants per the
financial statements to the Form 5500:
                                                           Year ended
                                                       December 31, 1996
Benefits paid to participants per
the financial statements ................................ $  1,766,797
Add:  Amounts allocated to
      withdrawing participants
      at December 31, 1996 .......................... ...      373,448
Less: Amounts allocated to
      withdrawing participants
      at December 31, 1995 ................................    425,876
                                                             ---------
   Benefits paid to participants per the Form 5500 ...... $  1,714,369
                                                             =========

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

                        Notes to the Financial Statements



7.   Related Party Transactions

     Plan investments include shares of the Company's stock. The Company's trust department is the trustee as defined by the Plan and therefore, this transaction qualifies as party-in-interest. Also, administrative services and related expenses were provided at no charge by the Company.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

           Item 27a - Schedule of Assets Held for Investment Purposes
                   Employer Identification Number: 61-0156617
                       Plan Year Ending: December 31, 1996
                                Plan Number: 001

                                                             Schedule A

                              TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN








                                        Number of               Current
                                    shares or units   Cost       value

Trans Financial, Inc. - Common Stock     373,390 $ 5,094,912 $ 8,587,970
Trans Adviser Money Market Fund ....     817,393     817,393     817,393
Trans Adviser Intermediate Bond Fund      76,795     770,717     761,809
Trans Adviser Growth Value Fund ....     188,492   2,139,888   2,386,314
Trans Adviser Aggressive Growth Fund     127,794   1,342,394   1,574,418
Aetna Fixed Account ................        --     1,009,141   1,009,141
Aetna Variable Fund ................      10,807     185,883     305,033
Aetna Variable Encore Fund .........       1,270      16,892      17,584
Aetna Income Shares Fund ...........       2,424      34,520      43,245
Aetna Investments Advisers Fund ....       7,901     108,399     155,709
TCI Growth Fund ....................         365       4,876       4,466
                                                 ----------- -----------
                                                 $11,525,015 $15,663,082
                                                 =========== ===========

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 Item 27d - Schedule of Reportable Transactions
                   Employer Identification Number: 61-0156617
                       Plan Year Ending: December 31, 1996
                                Plan Number: 001

                                   Schedule D

                              TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN


The following single transactions within the plan year were in excess of 5% of the fair value of plan assets as of the beginning of the year.

         Description       Purchase    Selling  Cost of      Current   Net Gain
          of Asset          Price      Price     Asset         Value   or (Loss)
Trans Adviser Money
   Market Fund ........... $2,890,592      --   2,890,592    2,890,592        --

Trans Adviser Money Market
   Market Fund ...........    623,175      --     623,175      623,175        --

Trans Adviser Money Market
   Market Fund ...........       --   2,333,648 2,333,648    2,333,648        --

Trans Adviser Money Market
   Market Fund ...........       --     618,319   618,319      618,319        --


The following series of transactions within the plan year were in excess of 5% of the fair value of plan assets as of the beginning of the year.

         Description         Number of      Purchase       Selling                        Current     Net Gain
          of Asset         Transactions       Price         Price     Cost of Asset        Value      or (Loss)

Trans Financial, Inc.             19     $    999,671              -        999,671         999,671         -
   Common Stock                    4               -          189,438       149,377         189,438     40,061


Trans Adviser Money              405       11,111,570              -     11,111,570      11,111,570         -
   Market Fund                   246               -       10,208,747    10,208,747      10,208,747         -

Trans Adviser Inter-              40          827,254              -        827,254         827,254         -
   mediate Bond Fund              18               -          107,346        98,727         107,346      8,619

Trans Adviser Growth              33        2,226,550              -      2,226,550       2,226,550         -
   Value Fund                     10               -           44,646        44,471          44,646        175

Trans Adviser Aggressive          19        1,393,958              -      1,393,958       1,393,958         -
   Growth Fund                     4               -           56,892        51,564          56,892      5,328

Federated Government              16          110,102              -        110,102         110,102         -
   Trust Fund #125                 7               -          590,966       590,966         590,966         -